                                                                   Exhibit 10.13

                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                             AREMISSOFT CORPORATION
                             A DELAWARE CORPORATION

                                       AND

                                  INFO-QUEST SA
                               A GREEK CORPORATION

               1,600,000 SHARES OF COMMON STOCK, PAR VALUE, $0.001


















                               September 10, 1999

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of September 10, 1999, is made and entered into by and between AremisSoft Corporation, a Delaware corporation (the "Company") on the one hand and Info-quest SA,a corporation organized under the laws of Greece (the "Purchaser") on the other hand. Reference to dollars in this Agreement shall mean United States dollars.

                               W I T N E S S E T H

         WHEREAS, the Company desires to sell shares of its Common Stock, par value .001 per share (the "Common Stock") to Purchaser who is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D, promulgated by the United States Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act") upon the terms and conditions contained herein; and

         WHEREAS, the Purchaser desires to purchase Common Stock upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, for and in consideration of the premises and the mutual representations, warranties, covenants, and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       PURCHASES

         1.1 Purchase of AremisSoft Common Stock. Upon the terms and subject to the conditions set forth in this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser, one million six hundred thousand (1,600,000) shares of Common Stock (the "Common Stock").

         1.2 Consideration. In consideration of the purchase in Section 1.1, the Purchaser hereby agrees to pay to the Company seventeen million six hundred thousand dollars ($17,600,000), or $11.00 per share (the "Consideration").

         1.3 Transfer of Funds. Within eight (8) business days from the date of execution of this Agreement, the Consideration provided for in Section 1.2 above should be delivered into the escrow established pursuant to Section 1.6 of this Agreement via wire transfer to an account and pursuant to wire transfer instructions to be provided by the Escrow Agent appointed by the parties pursuant to Section 1.6 below.

         1.4. Transfer of the Common Stock. Within eight (8) business days from the date of execution of this Agreement, the Company shall deliver into the escrow established pursuant to Section 1.6 of this Agreement stock certificate(s) evidencing one million six hundred thousand (1,600,000) shares of AremisSoft Common Stock issued in the name of the Purchaser or in a different manner as the Purchaser shall determine and instruct Company in
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  writing.

         1.5. Conditions to the Closing. The purchase of the Common Stock shall be completed at a Closing on the Closing Date as provided for in Section 1.6 of this Agreement when all of the following conditions have been satisfied:

                  1.5.1. The Consideration provided for in Section 1.2 of this Agreement has been received into the escrow, via wire transfer, as provided for in Section 1.3 of this Agreement.

                  1.5.2. The Common Stock have been delivered into the escrow as provided for in Section 1.4 of this Agreement.

                  1.5.3. The waiting period under the Hart-Scott-Rodino Act codified at Section 7A of the Clayton Act has expired.

                  1.5.4. Any other regulatory approvals required to be obtained prior to the Closing have been obtained by the Parties.

                  1.5.5. The simultaneous closing of the Stock Purchase Agreement between Purchaser and LK Global (Holdings) NV of even date herewith.

         1.6. The Closing; Closing Date. The Closing Date shall occur three (3) days after all of the conditions set forth in Section 1.5 of this Agreement have been satisfied (the "Closing Date"). The Closing shall occur at the offices of Bartel Eng Linn & Schroder, 300 Capitol Mall, Suite 1100, Sacramento, CA, 95814, or at such other time and place mutually agreed upon by the Parties. The parties agree to execute a separate escrow agreement between the parties and an Escrow Agent mutually acceptable to the Parties setting forth the duties and responsibilities of the escrow, a form of which is attached hereto as Exhibit "A".

         1.7. Deliveries at the Closing. Upon the terms and conditions set forth in this Agreement, at the Closing and on the Closing Date, the Escrow Agent shall make the following deliveries, provided that all of the conditions set forth in Section 1.5 of this Agreement have been satisfied:

                  (a) Deliveries to the Company at the Closing. At the Closing, the Escrow Agent shall deliver to the Company, via wire transfer pursuant to instructions provided to the Escrow Agent prior to the Closing, seventeen million six hundred thousand dollars ($17,600,000) in immediately available funds; and

                  (b) Deliveries the Purchaser at the Closing. At the Closing, the Escrow Agent shall deliver to the Purchaser the stock certificate(s) evidencing one million six hundred thousand (1,600,000) shares of AremisSoft Common Stock issued in the name of the Purchaser or in a different manner as the Purchaser shall have determined and instructed the Company in writing prior to the Closing and a check or wire transfer representing all interest accrued on the Consideration during the escrow period less the amount of $22,500 representing one half of the Federal Trade Commission filing fee to be reimbursed to the Company.

2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Purchaser that on the date hereof and on the Closing Date:

         2.1. Due Organization; Good Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, and to own, lease and operate any properties related to such business, except where the failure to have such power and authority would not individually or in the aggregate have a Material Adverse Effect (as defined below). For purposes of this Agreement, a "Material Adverse Effect" shall mean an event that could reasonably be expected to have a material adverse effect on the business of the Company, or on its results of operations, properties or financial condition; including, but not limited to, any event which reasonably could be expected to result in a potential liability to the Company either individually or in the aggregate in excess of ten percent (10%) of its current assets as reflected on the Company's audited financial statements for the period ended December 31, 1998.

         2.2. Capitalization and Voting Rights.

                  2.2.1. On the Closing Date, the authorized capital stock of the Company will consist of 85,000,000 shares of Common Stock, of which 13,530,051 shares shall be issued and outstanding, before the issuance of the Common Stock, and 15,000,000 shares of Preferred Stock, par value .001 per share, of which no shares are issued and outstanding. All of such issued and outstanding shares of Common Stock will be validly issued, fully paid and the holders thereof will not be entitled to any preemptive or other similar rights. The rights, privileges, preferences and restrictions of the Common Stock and Preferred Stock are as stated in the Company's Articles of Incorporation.

         2.3. Authorization.

                  2.3.1. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the execution and delivery of this Purchase Agreement and the sale and issuance of the Common Stock pursuant hereto and the performance of the Company's obligations hereunder has been, or will be, taken prior to the Closing Date.

                  2.3.2. The Common Stock when issued and delivered for the consideration expressed and in compliance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable federal and state securities laws.

         2.4. No Conflict; No Consents or Approvals Required. The Company is not in violation or default of any provision of its articles of incorporation or bylaws or in violation or default under any judgment, order, writ or decree or agreement to which it is a party or by
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which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation of any country applicable to the Company which violation or default, or violations and defaults in the aggregate, would have a Material Adverse Effect. Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated therein will:

                  2.4.1. conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Company;

                  2.4.2. conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction, judgment or decree applicable to the Company or by which it or any of its properties or assets are bound or affected; or

                  2.4.3. conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, cancellation, suspension, revocation, impairment, forfeiture or nonrenewal of, or result in the creation of any lien, charge or encumbrance on any of the properties or assets of the Company pursuant to any of the terms, conditions or provisions of, any material note, bond, mortgage, indenture, deed of trust, lease, permit, license, franchise, authorization, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its respective properties or assets are bound or affected.

         2.5. Disclosure. The Company has provided the Purchaser with copies of the Company's final prospectus, dated April 22, 1999 (hereinafter the "Prospectus"), relating to the Company's initial public offering of 3,300,000 shares of common stock, and the Company's SEC Form 10-Q for the quarter ended June 30, 1999 (hereinafter the "Form 10-Q") as disclosure documents relating to the Company's business and financial condition. Neither this Agreement, the exhibits and schedules hereto, nor any other written statements or certificates made or delivered by the Company to the Purchaser in connection herewith including, but not limited to, the Company's Prospectus and Form 10-Q, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein and therein not misleading.

         2.6. Offering. Assuming the accuracy of the representations set forth in Section 3 hereof, the offer, sale and issuance of the Common Stock to the Purchaser on the Closing Date as contemplated by this Agreement are exempt from the registration requirements of the Securities Act.

         2.7. Binding Effect. This Agreement and all other agreements and instruments contemplated hereunder, constitute a valid and binding agreement of the Company, enforceable in accordance with its respective terms subject to applicable bankruptcy, insolvency, and other laws affecting the enforcement of creditors' rights generally.

         2.8. Financial Authorization. The consolidated balance sheet of the Company as of December 31, 1998 (the "1998 Balance Sheet") and related consolidated statement of operations, changes in stockholders' equity and cash flows for the fiscal year then ended,
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reported on by Pannell Kerr Forster, included in the Company's Prospectus, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company as of such date and results of operations and cash flows for such fiscal year.

         2.9. Intellectual Property. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without, to the knowledge of the Company, any conflict with or infringement of the rights of others. The Company has not received any communications alleging that it has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company, or that would conflict with the Company's business as proposed to be conducted.

3.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser represents and warrants that on the date hereof and on the Closing Date:

         3.1. Authorization. All action on the part of the Purchaser, and its officers, directors and stockholders, necessary for the purchase of the Common Stock pursuant hereto and the performance of the Purchaser's obligations hereunder has been taken.

         3.2. Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon such Purchase's representation to the Company, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Common Stock to be purchased by the Purchaser are being acquired for investment purposes for the Purchaser's own account and not with a view to the resale or distribution of any part thereof except in accordance with applicable federal and state securities laws.

         3.3. Reliance Upon Purchaser's Representations. The Purchaser understands that the Common Stock has not been registered under the Securities Act on the grounds that the transactions contemplated by this Agreement and the issuance of the Common Stock hereunder are exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and Regulation D promulgated thereunder, and that the Company's reliance on such exemption is predicated on the Purchaser's representations set forth herein.

         3.4. Receipt of Information. The Purchaser has received all the information, including, but not limited to, the Company's Prospectus and Form 10-Q, as well as all other information it considers necessary or appropriate for deciding whether to purchase the Common Stock. The Purchaser further represents that it has had the opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock hereby, and the business, properties, prospects, and financial condition of the Company and to obtain additional information (to the extent the Company
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possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Purchaser or to which the Purchaser has access.

         3.5. Investment Experience. The Purchaser represents that it is experienced in evaluating and investing in securities of companies in the software and information technology industry space and acknowledges that it is able to fend for itself, can bear the economic risk of the investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock. The Purchaser further represents that it has not been organized solely for the purpose of acquiring the Common Stock.

         3.6. Accredited Investor. The Purchaser represents and warrants that it is an "accredited investor" as that term is defined in SEC Rule 501(a) of Regulation D, 17 C.F.R. 230.501(a).

         3.7. Resales under SEC Rule 144. The Purchaser understands that the Common Stock issued, or to be issued, hereunder may not be sold in the United States or to a U.S. person, without registration under the Securities Act or an exemption therefrom. Furthermore, the Purchaser understands that the Purchaser will be deemed an "affiliate" under SEC Rule 144, 17 C.F.R. 230.144 ("Rule 144"), and that all resales of the Common Stock must be made in compliance with Rule 144.

         3.8. Restrictive Legend. Each certificate representing the Common Stock shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend in a form substantially as follows (in addition to any legend required under applicable state securities laws):

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED TO SALE, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT RELATING TO THE SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, (ii) RULE 144 PROMULGATED UNDER THE SECURITIES ACT OR (iii) AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE."

4.       ADDITIONAL COVENANTS BY THE PARTIES

         4.1. Board Representation. Upon the Purchaser's acquisition of an aggregate of fifteen percent (15%) of the Company's issued and outstanding shares of voting common stock, the Company shall increase the size of its Board of Directors to nine (9) and shall appoint two (2) directors nominated by the Purchaser. Thereafter, for so long as the Purchaser owns fifteen percent (15%) or more up to twenty percent (20%) of the Company's issued and outstanding shares of voting common stock, the Company shall include in its slate of director nominees the two (2) directors nominated by the Purchaser at the Company's annual meeting of stockholders. Upon the Purchaser's acquisition of an aggregate of twenty percent (20%) of the Company's issued and outstanding shares of voting common stock, the Company shall increase the size of its Board of Directors to ten (10) and shall appoint another director for a total of three (3) directors nominated by the Purchaser. Thereafter, for so long as the Purchaser owns twenty percent (20%) or more of the Company's issued and outstanding shares of voting common stock, the Company shall include in its slate of director nominees the three (3) directors nominated by the Purchaser at the Company's annual meeting of stockholders. Thereafter, in the event that the number of directors is changed, the Purchaser shall be entitled to nominate thirty percent (30%) of the directors rounded to the nearest whole number, provided however, if the Purchaser owns less than twenty (20%) but more than fifteen percent (15%), then the number of directors Purchaser may nominate shall be reduced to twenty two percent (22%) of the directors rounded to the nearest whole number. However, in the event that Purchaser owns less than fifteen percent (15%) but more than ten percent (10%), then the number of directors Purchaser is entitled to nominate shall be reduced to ten percent (10%) of the number of directors rounded to the nearest whole number. Finally, if Purchaser owns less than ten percent (10%) of the Company's issued and outstanding shares, then the Purchaser shall not be entitled to nominate any director.

         4.2. Standstill Agreement. Purchaser agrees that from and after the date of this Agreement (the "Standstill Period"),the Purchaser will not, nor will it permit any of its Affiliates to, from or after the date such person becomes an Affiliate, without the prior approval of a majority vote (a "Requisite Board Vote") of the directors who are not the directors nominated by the Purchaser pursuant to this Agreement or otherwise Affiliates of the Purchaser (the "Disinterested Directors") do any of the following:

                  4.2.1. acquire, or offer to acquire, whether by purchase, gift, or by joining a partnership or other group (as defined in SEC Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), any shares of the Company's voting Common or Preferred Stock (the "Voting Stock"), securities convertible into, exchangeable for, or exercisable for Voting Stock, which would result in the Purchaser beneficially owning more than fifty percent (50%) of the Company's voting stock as defined by SEC Rule 13d-3; or

                  4.2.2. (i) solicit, initiate or participate in any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(1)(2) and including any exempt solicitation pursuant to Rule 14a-2(b)(1)); call, or in any way participate in a call for, any special meeting of stockholders of the Company (or take any action with respect to acting by written consent of the stockholders); request, or take any action to obtain or retain any list of holders of any securities of the Company; initiate or propose any stockholder proposal or participate in the making of, or solicit stockholders for the approval of, one or more stockholder proposals relating to the Company's Voting Stock; (ii) deposit any Voting Stock in a voting trust or subject them to any voting agreement or arrangements, except as provided for herein; (iii) form, join, or in any way participate in a group with respect to any shares of Voting Stock, or any securities the ownership thereof would make the owner a beneficial owner of Voting Stock; (iv) otherwise act to control or influence the Company or the management, the Disinterested Directors, policies or affairs of the Company (other than solely by and through directors nominated by the purchaser pursuant to this Agreement); (v) to disclose any intent, purpose, plan or proposal with respect to this Agreement or the Company, its Affiliates or the board of directors, management, policies, or affairs or securities or assets of the Company or its Affiliates that is inconsistent with this Agreement, including any intent, purpose, plan or proposal that is conditioned upon, or that would require the Company or any of its Affiliates to make public disclosure relating to any such intent, purpose, plan, proposal or condition; or (vi) assist, advise, encourage or act in concert with any person with respect to, or seek to do, any of the foregoing.

         4.3. Regulatory Compliance. The Parties agree to cooperate one with the other in the preparation and filing of all required regulatory filings including, but not limited to, the filing by Purchaser of a Schedule 13D and Form 3 with the SEC and any notice filings with the Federal Trade Commission under Section 7A of the Clayton Act.

         4.4. Press Releases and Publicity. The parties agree not to issue any press release or otherwise disclose the existence of this agreement or any proposed business relationship between the parties without the prior written consent of the other party unless such disclosure is required by U.S. Federal Securities laws or the rules of the NASDAQ Stock Market. The consent of the other party to a proposal for public disclosure shall not be unreasonably withheld.

         4.5. NASDAQ Listing. The Company agrees that it will not voluntarily remove from listing on the NASDAQ Stock Market the Company's common stock, unless it is to transfer such listing to another public securities market or stock exchange in the United States. In addition, the Company agrees not to voluntarily undertake any action which would result in the removal of the shares from listing on the NASDAQ Stock Market.

         4.6. Preemptive Rights. Purchaser shall have the right to acquire from the Company an amount of any newly issued equity securities or convertible debt securities which the Company may issue, from time to time, sufficient in quantity to maintain Purchaser's percentage equity ownership immediately before the issuance of the newly issued equity or convertible debt securities giving effect to the conversion of any convertible debt or preferred stock ("Preemptive Rights). The exercise of the Preemptive Rights granted pursuant to this Section
4.6 shall be on the same terms and
conditions as the terms and conditions applicable to the purchasers of the newly issued securities. The Preemptive Rights granted to Purchaser shall also apply to the exercise of stock options and warrants previously issued by the Company or covered under the Company's stock option plans, except that the purchase price for the shares shall be at the fair market value of the shares at the time of issuance, and not the exercise price of the stock option or warrant. The Company undertakes to promptly notify Purchaser of any new issuances of equity or convertible debt securities and Purchaser shall have fourteen (14) days from the date of said notice in which to notify the Company of the exercise of Preemptive Rights. Thereafter, Purchaser shall have thirty (30) days in which to purchase the securities covered by the Preemptive Rights.

         4.7. Lock-up Agreement. For a period of twelve (12) months from the Closing Date (the "Lock-up Period") Purchaser agrees that it will not sell, transfer, or otherwise dispose of any of the Company's shares it may own if the transaction will result in Purchaser owning less than twenty percent (20%) of the Company's issued and outstanding shares without the prior written consent of the Company.

         4.8. Right of First Refusal. As additional consideration for the sale of the Common Stock to Purchaser pursuant to this Agreement, Purchaser grants to the Company a right of first refusal to purchase any shares of the Company's common stock owned by the Purchaser for which the Purchaser intends to sale, transfer or otherwise dispose of on the same terms and conditions which the Purchaser intends to sell to any bona fide third party. In this respect, the Purchaser shall provide the Company with fourteen (14) days prior written notice of any proposed sell, transfer, or other disposition of the Common Stock with a description of the price and other terms and conditions applicable to the transaction. If the Company elects to exercise its right of first refusal, then it shall notify the Purchaser of the exercise of its right and shall transfer the consideration and close the transaction within thirty (30) days from the exercise of its right.

         4.9. Registration Rights Agreement. As additional consideration for the purchase of the Common Stock, the Purchaser shall be granted registration rights on the Common Stock as more specifically provided for in the Registration Rights Agreement attached hereto as "Exhibit A".

         4.10. Terminating Event Prior to the Closing Date. If, prior to the Closing Date the Company has materially breached any representation or warranty in this Agreement or is in material breach of any of the covenants provided for in tthis Agreement, or any of the events specified in Sections 4.10.1. through
4.10.6. below shall occur, then notwithstanding anything else to the contrary in this Agreement the Purchaser may terminate this Agreement without any further liability to the Company:

                  4.10.1. If the Board of Directors approves of, or the Company incurs, any debt or issues any guarantee which in the aggregate are in excess of $50 million;

                  4.10.2. If the Company disposes of all of its intellectual property, or if the Board of Directors approves of such disposal;

                  4.10.3. If the Board of Directors approves of, or the Company completes an acquisition of another company or assets of another company in a transaction valued in excess of $100 million;

                  4.10.4. If the Board of Directors approves of, or the Company commences a voluntary liquidation proceeding;

                  4.10.5. If the Company materially amends its certificate of incorporation or its bylaws or if the Board of Directors approves such amendment; or

                  4.10.6. If the Company repurchases in the aggregate in excess of twenty percent (20%) of its issued and outstanding shares of common stock or the Board of Directors approves such repurchase.

5.       MISCELLANEOUS

         5.1. Entire Agreement. This Agreement, together with the agreements attached hereto as exhibits, constitutes the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein and therein.

         5.2. Survival of Warranties. The warranties, representations, and covenants of the Company and the Purchaser, jointly and severally, contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

         5.3. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Purchaser. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Company or the Purchaser, or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding anything else to the contrary in this Agreement, the Purchaser may transfer the shares of AremisSoft Common Stock acquired by it pursuant to this Agreement and the Stock Purchase Agreement between LK Global (Holdings) NV and the Purchaser of even date herewith (the "LK Holdings Agreement"), to a wholly owned subsidiary of the Purchaser, provided however, that the subsidiary of the Purchaser also agrees to be jointly and severally obligated with the Purchaser to perform all of Purchaser's obligations under this Agreement and the LK Holdings Agreement.

         5.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         5.5. Counterparts and Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement may be executed and transmitted to the parties by electronic means, including, but not limited to, by facsimile machine, and facsimile signatures shall have equal dignity with original signatures.

         5.6. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         5.7. Notices. All notices or other communications required or permitted hereunder shall be in writing (except as otherwise provided herein) and shall be deemed duly given when received by delivery in person, by facsimile, telex or telegram or by an overnight courier service or three (3) days after deposit in the U.S. Mail, certified with postage prepaid, addressed as follows:

                  If to Company:    AremisSoft Corporation
                                    Goldsworth House
                                    Denton Way
                                    Woking, Surrey GU21 3LG
                                    United Kingdom
                                    Attn: Dr. Lycourgos K. Kyprianou


                  with copies to:   Bartel Eng Linn & Schroder
                                    300 Capitol Mall, Suite 1100
                                    Sacramento, California 95814
                                    Attn: Scott E. Bartel, Esq.



                  If to Purchaser:  Info-quest SA
                                    AL. Pantou 25
                                    Athens 17671 Greece
                                    Attn: Theodoros Fessas, CEO




         or to such other addresses as a party may designate by five (5) days' prior written notice to the other party.

         5.8. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

         5.9. Amendments and Waivers. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the parties.

         5.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

         COMPANY:                        AremisSoft Corporation

    /s/ Theodoros Fessas                 By:  /s/ Lycourgos K. Kyprianou
-------------------------------             ------------------------------------
                                                 Lycourgos K. Kyprianou
                                                 Chief Executive Officer

         PURCHASER:                      Info-quest SA



                                         By: /s/ Theodoros Fessas
                                            ------------------------------------
                                                 Theodoros Fessas
                                                 Chairman of the Board and CEO

                                   EXHIBIT "A"


                                ESCROW AGREEMENT

         This Escrow Agreement and Instructions (the "Agreement") dated as of September 10, 1999 is made and entered into by and among AremisSoft Corporation, a Delaware corporation (the "Company"), Info-quest SA, a corporation organized under the laws of Greece (the "Purchaser"), and [NAME OF BANK ACTING AS ESCROW] (the "Escrow Agent").

         WHEREAS, the Purchaser and the Company have entered into a Stock Purchase Agreement dated September 10, 1999 (the "Stock Purchase Agreement"); and

         WHEREAS, the Stock Purchase Agreement, pursuant to Section 1.6, calls for an escrow to facilitate the payment of the purchase price and delivery of the shares and to accommodate the time and location difference between the parties; and

         WHEREAS, the Purchaser and the Company desire to appoint [NAME OF BANK ACTING AS ESCROW] to act as Escrow Agent to receive the deposit of, (i) 1,600,000 shares of the Company's Common Stock (the "Escrowed Shares") from the Company and (ii) the purchase price of $17,600,000 USD (the "Purchase Price") from the Purchaser and to distribute the same to the relevant parties under the terms set forth herein and the Stock Purchase Agreement after all of the conditions to the Closing specified in Section 1.5 of the Stock Purchase Agreement have been satisfied; and

         WHEREAS, the Escrow Agent agrees to maintain an escrow account pursuant to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, it is hereby agreed as follows:

1. ESTABLISHMENT OF ESCROW ACCOUNT; DELIVERIES TO AND BY THE ESCROW AGENT. Within eight (8) business days of the execution of the Stock Purchase Agreement, the Company shall deliver stock certificates representing the Escrowed Shares in the name of Info-quest SA to the Escrow Agent and the Purchaser shall deliver the Purchase Price to the Escrow Agent via wire transfer instructions to be provided by the Escrow Agent.

2. ESCROW AGENT TO HOLD ESCROWED SHARES AND TRANSFER PURCHASE PRICE TO AN INTEREST BEARING ACCOUNT. The Escrow Agent shall hold and release the Escrowed Shares and the Purchase Price only in accordance with the terms and conditions of this Agreement. As soon as practicable after receipt of the Purchase Price, the Escrow Agent shall deposit the Purchase Price into an interest bearing account for the benefit of the Purchaser. After deducting $22,500 to be transferred to the Company as reimbursement for the Federal Trade Commission filing fee paid by the Company on Info-quest SA's behalf, the Escrow Agent shall return all interest accrued on the Purchase Price to the Purchaser upon release of the Escrowed Shares and the Purchase Price, as provided in Section 3 below.

3. RELEASE OF ESCROWED SHARES AND PURCHASE PRICE. Subject to the provisions of
Section 8, the Escrow Agent shall release the Escrowed Shares to the Purchaser and the Purchase Price plus $22,500 as reimbursement for one half of the Federal Trade Commission filing fee to the Company on the Closing Date, as that term is defined in the Stock Purchase Agreement. A check or wire transfer representing all interest accrued on the Purchase Price during the Escrow Period, less $22,500 to be paid to the Company as reimbursement for the Federal Trade Commission filing fee, shall be delivered to the Purchaser along with the Escrowed Shares. In the event, (i) the Escrow Account has not been established within eight (8) business days of the execution of this Agreement or such other date as is agreed in writing by the Company and the Purchaser and delivered to the Escrow Agent, (ii) a final objection is entered by the Federal Trade Commission concerning the consummation of the transactions by the parties, or (iii) this Agreement is terminated pursuant to Section 4.10 of the Stock Purchase Agreement or by the Purchaser and the Company by mutual agreement and notification thereof to the Escrow Agent prior to delivery of the Escrowed Shares and the Purchase Price, the Escrow Agent shall return the Escrowed Shares to the Company and the Purchase Price, including any accrued interest, less the $22,500 Federal Trade Commission filing fee, to the Purchaser within five (5) days from the Escrow Agent's receipt of delivery instructions from the appropriate party.

4. ACKNOWLEDGMENT; DISPUTES. The parties acknowledge that the only terms and conditions upon which the Escrowed Shares are to be released are set forth in
Section 3 of this Agreement. The Company and the Purchaser reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Escrowed Shares and the Purchase Price. Any dispute with respect to the release of the Escrow Shares shall be resolved pursuant to
Section 8 or by agreement among the affected parties.

5. ESCROW PERIOD. The duration of the escrow (the "Escrow Period") shall begin with the delivery of the Escrowed Shares and Purchase Price to the Escrow Agent and shall terminate when all deliveries required to be made by the Escrow Agent pursuant to this Agreement have in fact been made.

         During the Escrow Period, the Purchaser and the Company are aware, understand and agree that they are not entitled to any of the Purchase Price or any of the Escrowed Shares, nor any of the rights, preferences or privileges pertaining thereto, unless and until the Escrowed Shares are released to the Purchaser and the Purchase Price is released to the Company. Until the release by the Escrow Agent, the Escrowed Shares shall be deemed to be beneficially owned by the Company, as treasury shares. Notwithstanding such status as treasury shares, during the Escrow Period, the Company shall not encumber, in any way, the Escrowed Shares.

6. DUTIES OF ESCROW AGENT. The Escrow Agent acts hereunder as depository only and is not responsible or liable for the sufficiency, correctness, authenticity or validity of any instrument deposited with it thereunder, or the identity, authority or right of any person executing or depositing the same. The Escrow Agent is authorized and directed to hold the Escrowed Shares and the Purchase Price, and at the time the Escrowed Shares are to be delivered to the appropriate party, as required by Section 3 above, the Escrow Agent will transmit the Escrowed Shares by certified mail or courier to the address provided by the appropriate party and the Escrow Agent will transmit the Purchase Price via wire or other means as provided by the appropriate party.

7. RIGHTS AND LIABILITIES OF THE PARTIES. The Escrow Agent shall have the right to act upon any notice, request, waiver, consent or other paper, document, or facsimile of the same believed by the Escrow Agent to be genuine and to be signed by the proper party or parties. The Escrow Agent shall not be liable for, and both of the parties agree to indemnify and hold the Escrow Agent harmless from and against, liability for any error of judgment or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, except its own wilful misconduct or recklessness. The Escrow Agent shall have no duties to anyone other than those signing this Agreement.

8. CONTROVERSIES. If any controversy arises between the parties concerning the subject matter of this Agreement or its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and instruments and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's sole discretion, it deems to be required. In such event, the Escrow Agent will not be liable for interest or damages arising from any nondelivery thereunder. Furthermore, the Escrow Agent may, at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights between themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and instruments held, and the parties agree to pay all costs, expenses, charges, and attorneys' fees incurred by the Escrow Agent due to any such interpleader action. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

9. ACTIONS BY THE ESCROW AGENT. The Escrow Agent shall be entitled to act and rely upon any statement, request, notice or instructions respecting this Agreement given to the Escrow Agent by the parties. However, any statement or notice to the Escrow Agent under this Agreement, or with respect to the termination of this Agreement, must be confirmed in writing to the Escrow Agent. At any time during the Escrow Period, the Escrow Agent has the authority to release the Escrowed Shares from escrow solely to the transfer agent for the purpose of breaking down the certificates held under this Agreement so long as the Escrow Agent first obtains the written consent of the Company and the Purchaser.

10. EXPENSES. The parties agree and acknowledge that all expenses of Escrow Agent in administering this escrow, other than expenses relating to a controversy concerning this escrow, shall be paid solely by the Company without the right of contribution from the Purchaser. Notwithstanding the foregoing, the Company and the Purchaser each agree to pay one half of all expenses incurred by the Escrow Agent with respect to any controversies which may arise pursuant to this Agreement.

11. NOTICES. All notices or other communications required hereunder shall be in writing and shall be sufficient in all respects and shall be deemed delivered after 5 days if sent via registered or certified mail, postage prepaid; the next day if sent by overnight courier service; or one business day after transmission, if sent by facsimile to the following:

         If to the Company:                 AremisSoft Corporation
                                            Goldsworth House
                                            Denton Way
                                            Woking, Surrey GU21 3LG
                                            United Kingdom
                                            Attn: Dr. Lycourgos K. Kyprianou
         with a copy to:          Bartel Eng Linn & Schroder
                                  300 Capitol Mall, Suite 1100
                                  Sacramento, CA 95814
                                  Attn: Scott E. Bartel, Esq.

          If to the Purchaser:    Info-quest SA
                                  AL. Pantou 25
                                  Athens 17671 Greece
                                  Attn: Theodoros Fessas, CEO

         If to Escrow Agent:      [TO BE SUPPLIED]












         Any party hereto may change its address for purposes hereof by notice to all other parties hereto.

12. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of California.

13. SIGNATURES AND COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be transmitted and executed by the parties by electronic means, including, but not limited to by facsimile machine, and facsimile signatures shall have equal integrity, force and effect as an original signature.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


THE COMPANY:                                AREMISSOFT CORPORATION



                                            By:
                                               ---------------------------------
                                               Dr. Lycourgos K. Kyprianou
                                               Chief Executive Officer


THE PURCHASER:                              INFO-QUEST SA



                                            By:
                                               ---------------------------------
                                               Theodoros Fessas
                                               Chief Executive Officer




ESCROW AGENT:                               [NAME OF ESCROW AGENT


                                            By:
                                               ---------------------------------

                          REGISTRATION RIGHTS AGREEMENT

                                     BETWEEN

                             AREMISSOFT CORPORATION
                             A DELAWARE CORPORATION

                                       AND

                                  INFO-QUEST SA
                A CORPORATION ORGANIZED UNDER THE LAWS OF GREECE




















                               SEPTEMBER 10, 1999

  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of this 10th day of September, 1999 by and between AremisSoft Corporation, a Delaware corporation ("AremisSoft" or the "Company"), and Info-quest SA ("Info-quest").


                                    RECITALS

  WHEREAS, Info-quest SA has entered into Stock Purchase Agreements of even date herewith (the "Purchase Agreements") wherein AremisSoft and LK Global (Holdings) NV agree to sell and Info-quest agrees to purchase two million eight hundred thousand (2,800,000) shares of AremisSoft Common Stock pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"); and

  WHEREAS, AremisSoft and Info-quest desire to enter into this Agreement in order to grant to Info-quest the right to register the shares of Common Stock purchased by Info-quest pursuant to the Purchase Agreements.

  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used herein, the following terms shall have the following respective meanings:

    "Affiliate" of a specified Person shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with such specified Person. A Person shall be deemed to control another Person if such Person owns fifty percent (50%) or more of any equity interest in the "controlled" Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock or partnership interests, by contract, agreement or understanding (whether oral or written), or otherwise.

    "Designated Transferee" shall have the meaning set forth in Section 10 hereof.

    "EASDAQ" shall mean the European Association of Securities Dealers Automated Quotation.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    "Holder" or "Holders" shall mean Info-quest SA, any Affiliate of Info-quest SA and any Designated Transferees who are holders of record of any Registrable Shares, and any combination of one or more such Holders.

    "NASD" shall mean the National Association of Securities Dealers, Inc.

    "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation.

    "Other Holders" shall mean Persons other than the Holders who are holders of record of equity securities of AremisSoft to whom AremisSoft grants or has granted registration rights pursuant to a written agreement.

    "Person" shall mean any individual, corporation, association, partnership, group (as defined in Section 13(d)(3) of the Exchange Act), limited liability company, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

    "Registrable Shares" shall mean the all of the shares of AremisSoft Common Stock owned by the Holder on the date hereof or acquired by the Holder subsequently thereto.

    "Registration Expenses" shall have the meaning set forth in Section 7(a) hereof.

    "SEC" shall mean the Securities and Exchange Commission or any successor agency.

    "Securities Act" shall mean the Securities Act of 1933, as amended.

2. Incidental Registrations

           Right to Include Registrable Shares. On or after twelve (12) months from the Closing Date as specified in the Purchase Agreement, each time AremisSoft shall determine to file a registration statement under the Securities Act in connection with a proposed offer and sale for cash of any equity securities (other than an offering of debt securities that are convertible into equity securities, an offering of equity securities in connection with a SEC Rule 145 transaction registered on Form S-4, or an offering of equity securities solely pursuant to an employee stock option plan or other employee benefit plan registered on Form S-8 or any similar form under the Securities Act) either by it or by any holders of its outstanding equity securities, AremisSoft will give prompt written notice of its determination to each Holder and of such Holder's rights under this Section 2, at least thirty (30) days prior to the anticipated filing date of such registration statement. Upon the written request of each Holder made within twenty one (21) days after the receipt of any such notice from AremisSoft (which request shall specify the Registrable Shares intended to be disposed of by such Holder), AremisSoft will use its best efforts to effect the registration under the Securities Act of all Registrable Shares that AremisSoft has been so requested to register by the Holders thereof, to the extent required to permit the disposition of the Registrable Shares so to be registered; provided, however, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, AremisSoft shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, AremisSoft may, at its election, give written notice of such determination to each Holder of Registrable Shares and thereupon shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering, all Holders of Registrable Shares requesting to be included in AremisSoft's registration must sell their Registrable Shares to the underwriters on the same terms and conditions as apply to AremisSoft, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section 2.1 involves an underwritten public offering, any Holder of Registrable Shares requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. No registration effected under this Section 2 shall relieve AremisSoft of its obligations to effect registrations upon request under Section 4 hereof.

         Priority in Incidental Registration. If a registration pursuant to this
Section 2 involves an underwritten offering and the managing underwriter(s) in good faith advise(s) AremisSoft in writing that, in its opinion, the number of securities that AremisSoft, the Holders and any other Persons intend to include in such registration exceeds the largest number of securities that can be sold in such offering without having an adverse effect on such offering (including the price at which such securities can be sold), then AremisSoft will include in such registration (i) first, if the registration pursuant to this Section 2 was initiated by Other Holders exercising demand registration rights, one hundred percent (100%) of the securities such Other Holders propose to sell (except to the extent the terms of such Other Holders' registration rights provide otherwise); (ii) second, one hundred percent (100%) of the securities AremisSoft proposes to sell for its own account; and (iii) third, to the extent that the number of securities that such Other Holders exercising demand registration rights and AremisSoft propose to sell is less than the number of securities that AremisSoft has been advised can be sold in such offering without having the adverse effect referred to above, such number of Registrable Shares that the Holders have requested to be included in such registration pursuant to Section
2.1 hereof and such number of securities that Other Holders exercising incidental or "piggyback" registration rights of equal priority have requested to be included in such registration and which collectively, in the opinion of such managing underwriter(s), can be sold without having the adverse effect referred to above (provided that if the number of Registrable Shares requested to be registered pursuant to Section 2.1 hereof plus the number of securities requested to be registered by Other Holders exercising such incidental or "piggyback" registration rights exceeds the number that AremisSoft has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Registrable Shares and other securities to be included in such registration by the Holders and such Other Holders shall be allocated pro rata (based on Common Stock equivalents) among such Holders and such Other Holders on the basis of the relative number of Registrable Shares or other securities that each such Holder and Other Holder has requested to be included in such registration).

3. Holdback Agreements.

         If any registration of Registrable Shares shall be in connection with an underwritten public offering, the Holders shall not effect any public sale or distribution (except in connection with such public offering), of any equity securities of AremisSoft, or of any security convertible into or exchangeable or exercisable for any equity security of AremisSoft (in each case, other than as part of such underwritten public offering), during the one hundred eighty (180) day period (or such lesser period as the managing underwriter(s) may permit) beginning on the effective date of such registration, if, and to the extent, the managing underwriter(s) of any such offering determine(s) such action is necessary or desirable to effect such offering; provided, however, that each Holder has received the written notice required by Section 2.1 hereof; provided, however, that each Holder shall not be obligated to comply with such restrictions arising as a result of an underwritten public offering subject to
Section 2 hereof more than once in any twelve (12) month period; and provided, further, that no Holder owning less than five percent (5%) of the outstanding shares of AremisSoft shall be obligated to comply with such restrictions if such Holder is not including shares for sale in such offering.

4. Registration on Request.

         Request by Holders. On or after twelve (12) months from the Closing Date specified in the Purchase Agreement, upon the written request of the Holders of seventy five percent (75%) of the Registrable Shares that AremisSoft effect the registration under the Securities Act of all or part of such Holders' Registrable Shares, and specifying the amount and the intended method of disposition thereof, AremisSoft will promptly give notice of such requested registration to all other Holders of Registrable Shares and, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of: (i) the Registrable Shares that AremisSoft has been so requested to register by Holders of at least seventy five percent (75%) of the Registrable Shares; and (ii) all other Registrable Shares that AremisSoft has been requested to register by any other Holder thereof by written request received by AremisSoft within twenty one (21) days after the giving of such written notice by AremisSoft (which request shall specify the intended method of disposition of such Registrable Shares); provided, however, that AremisSoft shall not be required to effect more than one (1) registration in any twelve (12) month period nor more than two (2) registrations in total pursuant to this Section 4; provided, further, that AremisSoft shall not be obligated to file a registration statement relating to a registration request under this Section 4 (x) if the registration request is delivered after delivery of a notice by AremisSoft of an intended registration and prior to the effective date of the registration statement referred to in such notice, (y) within a period of one hundred eighty
(180) days after the effective date of any other registration statement of AremisSoft requested by a Holder pursuant to this Section 4 or pursuant to which any Holder included Registrable Shares, or (z) if the Board of AremisSoft determines in good faith that, in view of the advisability of deferring public disclosure of material corporate developments, such registration and the disclosure required to be made in connection therewith would not be in the best interests of AremisSoft at such time or that, in light of other factors and considerations (including without limitation the pendency of a presently effective registration statement initiated by AremisSoft), such registration would be seriously detrimental to AremisSoft (in which event AremisSoft's obligation to file a registration statement under this Section 4 shall be deferred for a period not to exceed thirty (30) days from the receipt of the registration request). The Holders initially requesting a registration pursuant to this Section 4 may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request by providing a written notice to AremisSoft revoking such request; provided, however, that, in the event the Holders shall have made a written request for a demand registration (I) that is subsequently withdrawn by the Holders after AremisSoft has filed a registration statement with the SEC in connection therewith but prior to such demand registration being declared effective by the SEC or (II) that is not declared effective solely as a result of the failure of Holders to take all actions reasonably required in order to have the registration and the related registration statement declared effective by the SEC, then, in any such event, such demand registration shall be counted as a demand registration for purposes of this Section 4(a). Promptly after the expiration of the twenty one (21) day period referred to in clause (ii) above, AremisSoft will notify all the Holders to be included in the registration of the other Holders and the number of shares of Registrable Shares requested to be included therein.

         Registration Statement Form. If any registration requested pursuant to this Section 4 that is proposed by AremisSoft to be effected by the filing of a registration statement on Form

S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter(s) shall advise AremisSoft in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

         Effective Registration Statement. A registration requested pursuant to this Section 4 will not be deemed to have been effected unless it has become effective under the Securities Act and has remained effective for one hundred eighty (180) days or such shorter period as all the Registrable Shares included in such registration have actually been sold thereunder. In addition, if within one hundred eighty (180) days after it has become effective, the offering of Registrable Shares pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected for purposes of this Section 4.

         Priority in Requested Registrations. If a requested registration pursuant to this Section 4 involves an underwritten offering and the managing underwriter(s) in good faith advise(s) AremisSoft in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of AremisSoft that are not Registrable Shares) exceeds the largest number of securities that can be sold in such offering without having an adverse effect on such offering (including the price at which such securities can be sold), then AremisSoft will include in such registration (i) first, one hundred percent (100%) of the Registrable Shares requested to be registered pursuant to Section 4.1 hereof (provided that if the number of Registrable Shares requested to be registered pursuant to Section 4.1 hereof exceeds the number that AremisSoft has been advised can be sold in such offering without having the adverse effect referred to above, the number of such Registrable Shares to be included in such registration by the Holders shall be allocated pro rata among such Holders on the basis of the relative number of Registrable Shares each such Holder has requested to be included in such registration); (ii) second, to the extent that the number of Registrable Shares requested to be registered pursuant to Section 4.1 hereof is less than the number of securities that AremisSoft has been advised can be sold in such offering without having the adverse effect referred to above, such number of shares of equity securities AremisSoft requests to be included in such registration, and (iii) third, to the extent that the number of Registrable Shares requested to be included in such registration pursuant to Section 4.1 hereof and the securities that AremisSoft proposes to sell for its own account are, in the aggregate, less than the number of equity securities that AremisSoft has been advised can be sold in such offering without having the adverse effect referred to above, such number of other securities proposed to be sold by any Other Holder that, in the opinion of such managing underwriter(s), can be sold without having the adverse effect referred to above (provided that if the number of such securities of such Other Holder requested to be registered exceeds the number that AremisSoft has been advised can be sold in such offering without having the adverse effect referred to above, the number of such securities to be included in such registration pursuant to this Section 4.4 shall be allocated pro rata among all such Other Holders on the basis of the relative number of securities each such Other Holder has requested to be included in such registration).

5. Registration Procedures.

         If and whenever AremisSoft is required by the provisions of Section 2 or 4 hereof to use its best efforts to effect or cause the registration of Registrable Shares, AremisSoft shall as expeditiously as possible:

              prepare and, in any event within sixty (60) days after the end of the period within which a request for registration may be given to AremisSoft, file with the SEC a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective;

              prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of tone hundred eighty (180) days and to comply with the provisions of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder with respect to the disposition of all the securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holders thereof set forth in such registration statement; provided, however, that (A) before filing a registration statement (including an initial filing) or prospectus, or any amendments or supplements thereto, AremisSoft will furnish to one counsel selected by the Holders of a majority of the Registrable Shares covered by such registration statement copies of all documents proposed to be filed, which documents will be subject to the review and comment of such counsel, and (B) AremisSoft will notify each Holder of Registrable Shares covered by such registration statement of any stop order issued or threatened by the SEC, any other order suspending the use of any preliminary prospectus or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, and take all reasonable actions required to prevent the entry of such stop order, other order or suspension or to remove it if entered;

              furnish to each Holder and each underwriter, if applicable, of Registrable Shares covered by such registration statement such number of copies of the registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as each Holder of Registrable Shares covered by such registration statement may reasonably request in order to facilitate the disposition of the Registrable Shares by such Holder;

              use its best efforts to register or qualify such Registrable Shares covered by such registration statement under the state securities or blue sky laws of such jurisdictions as each Holder of Registrable Shares covered by such registration statement and, if applicable, each underwriter, may reasonably request, and do any and all other acts and things that may be reasonably necessary to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Holder, except that AremisSoft shall not for any purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 5.1.4., it would not be obligated to be so qualified;

              use its best efforts to cause such Registrable Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Shares;

              if at any time when a prospectus relating to the Registrable Shares is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, immediately give written notice thereof to each Holder and the managing underwriter or underwriters, if any, of such Registrable Shares and prepare and furnish to each such Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

              use its best efforts to list any portion of such Registrable Shares not already listed on any securities exchange on which similar securities of AremisSoft are then listed, and enter into customary agreements including a listing application and indemnification agreement in customary form, provided that the applicable listing requirements are satisfied, and provide a transfer agent and registrar for such Registrable Shares covered by such registration statement not later than the effective date of such registration statement;

              enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as each Holder of Registrable Shares being sold or the underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares, including customary indemnification and opinions;

              use its best efforts to obtain a "cold comfort" letter or letters from AremisSoft's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the Holders of the Registrable Shares being sold or the underwriters retained by such Holders shall reasonably request;

              make available for inspection by representatives of any Holder of Registrable Shares covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such Holders or any such underwriter, all financial and other records pertinent corporate documents and properties of AremisSoft and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by such Holders or any such representative, underwriter, attorney, accountant or agent in connection with such registration statement;

              promptly prior to the filing of any document that is to be incorporated by reference into the registration statement or the prospectus (after initial filing of the registration statement), provide copies of such document to counsel to the Holders of Registrable Shares covered by such registration statement and to the managing underwriter(s), if any, make AremisSoft's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such Holders or underwriter(s) may reasonably request;

              otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable after the effective date of the registration statement, an earning statement that shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

              not later than the effective date of the applicable registration statement, use its best efforts to provide a CUSIP number for any portion of such Registrable Shares not already included in a CUSIP number for similar securities of AremisSoft, and provide the applicable transfer agents with printed certificates for the Registrable Shares that are in a form eligible for deposit with the Depository Trust Company;

              notify counsel for the Holders of Registrable Shares included in such registration statement and the managing underwriter or underwriters, if any, immediately and confirm the notice in writing, (A) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement or amendment to the prospectus shall have been filed, (B) of the receipt of any comments from the SEC and (C) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information; and

              cooperate with each seller of Registrable Shares and each underwriter, if any, participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with NASD, NASDAQ or EASDAQ.

              Each Holder of Registrable Shares hereby agrees that, upon receipt of any notice from AremisSoft of the happening of any event of the type described in Section 5.1.6. hereof, such Holder shall forthwith discontinue disposition of such Registrable Shares covered by such registration statement or related prospectus until such Holder's receipt of the copies of the supplemental or amended prospectus contemplated by Section 5.1.6. hereof, and, if so directed by AremisSoft, such Holder will deliver to AremisSoft (at AremisSoft's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice. In the event AremisSoft shall give any such notice, the period mentioned in Section 5.1.2. hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5.1.6. hereof and including the date when such Holder shall have received the copies of the supplemental or amended prospectus contemplated by Section 5.1.6. hereof. If for any other reason the effectiveness of any registration statement filed pursuant to Section 4 hereof is suspended or interrupted prior to the expiration of the time period regarding the maintenance of the effectiveness of such Registration Statement required by Section 5.1.2. hereof so that Registrable Shares may not be sold pursuant thereto, the applicable time period shall be extended by the number of days equal to the number of days during the period beginning with the date of such suspension or interruption to and ending with the date when the sale of Registrable Shares pursuant to such registration statement may be recommenced.

              Each Holder hereby agrees to provide AremisSoft, upon receipt of its request, with such information about such Holder to enable AremisSoft to comply with the requirements of the Securities Act and to execute such certificates as AremisSoft may reasonably request in connection with such information and otherwise to satisfy any requirements of law.

6. Underwritten Registrations. Subject to the provisions of Sections 2, 3 and 4 hereof, any of the Registrable Shares covered by a registration statement may be sold in an underwritten offering at the discretion of the Holder thereof. In the case of an underwritten offering pursuant to Section 2 hereof, the managing underwriter(s) that will administer the offering shall be selected by AremisSoft; provided, however, that such managing underwriter(s) shall be reasonably satisfactory to the Holders of a majority of the Registrable Shares to be registered. In the case of any underwritten offering pursuant to Section 4 hereof, the managing underwriter(s) that will administer the offering shall be selected by the Holders of a majority of the Registrable Shares to be registered; provided, however, that such underwriter(s) shall be reasonably satisfactory to AremisSoft.

7. Expenses.

              Subject to Section 7.2., AremisSoft shall pay all fees, costs and expenses of all registrations pursuant to Sections 2 or 4 hereof, including all SEC, stock exchange, NASD, NASDAQ or EASDAQ registration and filing fees and expenses, reasonable fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules of NASD, NASDAQ or EASDAQ, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters, if any, in connection with blue sky qualifications of the Registrable Shares), rating agency fees, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or national market system on which similar securities issued by AremisSoft are then listed, fees and disbursements of counsel for AremisSoft and all independent certified public accountants (including the expenses of any annual audit, special audit and "cold comfort" letters required by or incident to such performance and compliance), the reasonable fees and expenses of special experts required to be retained by AremisSoft in connection with such registration, and the reasonable fees and expenses of other Persons required to be retained by AremisSoft (collectively, "Registration Expenses").

              The Holders shall pay the following: any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Shares by the Holders pursuant to this Agreement, printing expenses (including expenses of printing certificates for Registrable Shares and prospectuses), messenger, telephone and delivery expenses, the fees and disbursements of the underwriters (including expenses relating to "road shows" and other marketing activities) and all fees, costs and expenses of counsel to the Holders in connection with any registration pursuant to this Agreement.

8. Indemnification.

              Indemnification by AremisSoft. In the event of any registration of any securities of AremisSoft under the Securities Act pursuant to Section 2 or 4 hereof, AremisSoft will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, each of the Holders of any Registrable Shares covered by such registration statement, each Affiliate of such Holder (other than AremisSoft) and their respective directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with AremisSoft's consent, which consent shall not be unreasonably withheld) to which any Indemnified Party may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereof, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
(iii) any violation by AremisSoft of any federal, state or common law rule or regulation applicable to AremisSoft and relating to action required of or inaction by AremisSoft in connection with any such registration, and AremisSoft will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that AremisSoft shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereof or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information with respect to such Holder furnished to AremisSoft by such Holder specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and shall survive the transfer of such securities by such Holder.

              Indemnification by the Holders and the Underwriters. AremisSoft may require, as a condition to including any Registrable Shares in any registration statement filed in accordance with Section 2 or 4 hereof, that AremisSoft shall have received an undertaking reasonably satisfactory to it from the Holders of such Registrable Shares or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8(a) hereof) AremisSoft with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to the Holders of the Registrable Shares being registered or such underwriter furnished to AremisSoft by such Holders or such underwriter specifically for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing; provided, however, that no such Holder shall be liable for any indemnity claims in excess of the amount of the net proceeds received by such Holder from the sale of Registrable Shares. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of AremisSoft or any of the Holders, or any of their respective Affiliates (other than AremisSoft), directors, officers or controlling Persons, and shall survive the transfer of such securities by such Holder.

              Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 8, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right, at the sole cost and expense of the indemnifying party, to employ counsel to represent the indemnified party and its respective controlling persons, directors, officers, employees or agents who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against such indemnifying party under this Section 8 if (i) the employment of such counsel shall have been authorized in writing by such indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have promptly employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action or counsel, or (iii) any indemnified party shall have reasonably concluded that there may be defenses available to such indemnified party or its respective controlling persons, directors, officers, employees or agents which are in conflict with or in addition to those available to an indemnifying party; provided, further, that the indemnifying party shall not be obligated to pay for more than the expenses of one firm of separate counsel for the indemnified party (in addition to the reasonable fees and expenses of one firm serving as local counsel). No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         Contribution. If the indemnification provided for in this Section 8 shall for any reason be unavailable to any indemnified party under Section 8.1 or 8.2 hereof or is insufficient to hold it harmless in respect of any loss, claim, damage or liability, or any action in respect of any loss, claim, damage or liability, or any action in respect thereof referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the indemnified party and indemnifying party or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the indemnified party and indemnifying party with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. Notwithstanding any other provision of this Section 8.4, no Holder of Registrable Shares shall be required to contribute an amount greater than the dollar amount of the net proceeds received by such Holder with respect to the sale of any such Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 8 (with appropriate modifications) shall be given by AremisSoft and each Holder of Registrable Shares with respect to any required registration or other qualification of securities under any federal or state law or regulation other than the Securities Act.

              Non-Exclusivity. The obligations of the parties under this Section 8 shall be in addition to any liability that any party may otherwise have to any other party.

9. Other Covenants

         9.1. Rule 144. AremisSoft covenants that it will file in a timely manner the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if AremisSoft is not required to file such reports, it will, upon the request of any Holder of Registrable Shares, make publicly available such information), and it will take such further action as any Holder of Registrable Shares may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Shares, AremisSoft will deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding anything else to the contrary, the registration rights granted to the Holder under this Agreement shall not be available for any sale of Registrable Securities which could be sold in compliance with SEC Rule 144 and all registration rights granted to the Holder under this Agreement shall terminate once the Registrable Securities can be sold pursuant to SEC Rule 144(k) ( a period of two years from the issuance of the Registrable Securities so long as the Holder is not an Affiliate of the Company.)

         9.2. Early Release From Lock-up and Acceleration of Registration Rights. If, during the first twelve (12) months from the Closing Date specified in the Purchase Agreements the Company has materially breached any representation or warranty in Section 2 of the Stock Purchase Agreement between the Holder and the Company of even date herewith, or is in material breach of any of the covenants provided for in the aforesaid Stock Purchase Agreement, or any of the events specified in Sections 9.2.1. through 9.2.6. below shall occur which were disapproved by a unanimous vote of the directors nominated by the Holder pursuant to Section 4.1 of the aforesaid Stock Purchase Agreement at a meeting of the Company's Board of Directors, then notwithstanding anything else to the contrary in this Agreement or in the Stock Purchase Agreement the Holder shall be released from the Lock-up provisions of the aforesaid Stock Purchase Agreement and the registration rights provided for in this Agreement shall become immediately available:

         9.2.1. If the Board of Directors approves of, or the Company incurs, any debt or issues any guarantee which in the aggregate are in excess of $50 million;

         9.2.2. If the Company disposes of all of its intellectual property, or if the Board of Directors approves of such disposal;

         9.2.3. If the Board of Directors approves of, or the Company completes an acquisition of another company or assets of another company in a transaction valued in excess of $100 million;

         9.2.4. If the Board of Directors approves of, or the Company commences a voluntary liquidation proceeding;

         9.2.5. If the Company materially amends its certificate of incorporation or its bylaws or if the Board of Directors approves such amendment; or

         9.2.6. If the Company repurchases in the aggregate in excess of twenty percent (20%) of its issued and outstanding shares of common stock or the Board of Directors approves such repurchase.

10. Miscellaneous

         Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided herein, no party may assign any of its rights or delegate any of its duties under this Agreement without the express consent of the other parties hereto. The provisions of this Agreement that are for the benefit of the parties hereto other than AremisSoft shall also be for the benefit of and enforceable by any subsequent Holder of any Registrable Shares, subject to the terms of this Agreement. Notwithstanding anything else to the contrary in this Agreement, the Holder may transfer the Registrable Shares to a wholly owned subsidiary of the Purchaser, provided however, that the subsidiary of the Holder also agrees to be jointly and severally obligated with the Holder to perform all of Holder's obligations under this Agreement and the Purchase Agreements.

         Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts (including by facsimile signatures), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

         Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         Entire Agreement. This Agreement and the Purchase Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by AremisSoft with respect to the securities issued pursuant to the Purchase Agreement. This Agreement supersedes all prior Agreements and understandings between the parties with respect to such subject matter.

         Notices. All notices or other communications required hereunder shall be in writing and shall be sufficient in all respects and shall be deemed delivered after 5 days if sent via registered or certified mail, postage prepaid; the next day if sent by overnight courier service; or one business day after transmission if sent by facsimile, to the following:

                    If to Company:   AremisSoft Corporation
                                     Goldsworth House
                                     Denton Way
                                     Woking, Surrey GU21 3LG
                                     United Kingdom
                                     Attn: Dr. Lycourgos K. Kyprianou


                    with copies to:  Bartel Eng Linn & Schroder
                                     300 Capitol Mall, Suite 1100
                                     Sacramento, California  95814
                                     Attn:  Scott E. Bartel, Esq.


                    If to Holder:    Info-quest SA
                                     AL. Pantou 25
                                     Athens 17671 Greece
                                     Attn: Theodoros Fessas


  Any party hereto may change its address for purposes hereof by notice to all other parties hereto.

         Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Investor, its successors or assigns, and each future holder of such securities and AremisSoft. A waiver by any party hereto of a default in the performance of //// //// //// this Agreement shall not operate as a waiver of any future or other default, whether of a like or different kind.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



  AREMISSOFT CORPORATION


  By:
           Roys Poyiadjis
           President






  INFO-QUEST SA


  By:  ______________________________
         Theodoros Fessas, CEO